Exhibit 99.1

NEWS COPY	INFORMATION CONTACT:
Kelly Wetzler
FOR IMMEDIATE RELEASE	(314) 746-2217
VIASYSTEMS WILL HOST THIRD QUARTER 2011 RESULTS
CONFERENCE CALL ON NOVEMBER 8, 2011
ST. LOUIS, October 25, 2011 — Viasystems Group, Inc. (NASDAQ:VIAS) expects to release results for the quarter ended September 30, 2011 on Tuesday, November 8, 2011 after the market closes. Management plans to discuss the results of the quarter during a conference call with investors at 5:00 p.m. Eastern Time on November 8, which Viasystems will broadcast live via the Internet.
The live listen-only audio of the conference will be available at http://investor.viasystems.com. Professional investors and analysts are invited to participate in the live call by dialing 877-640-9867 (toll-free) or 914-495-8546 (international).
A telephonic replay of this conference call will be available for one week at 855-859-2056 or 404-537-3406. Replay listeners should enter the conference ID 22242191. The webcast replay will be available at http://investor.viasystems.com for an indefinite period.
About Viasystems
Viasystems Group, Inc. is a technology leader and a worldwide provider of complex multi-layer, printed circuit boards (PCBs) and electro-mechanical solutions (E-M Solutions). Its PCBs serve as the “electronic backbone” of electronic equipment, and its E-M Solutions products and services integrate PCBs and other components into electronic equipment, including metal enclosures, cabinets, racks and sub-racks, backplanes, cable assemblies and busbars. Viasystems’ 15,000 employees around the world serve more than 800 customers in the automotive, industrial & instrumentation, telecommunications, computer and datacommunications and military and aerospace markets. For additional information about Viasystems, please visit the Company’s website at www.viasystems.com.